FIRST AMENDMENT TO
ASSET PURCHASE AGREEMENT AND PROMISSORY NOTE

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT AND PROMISSORY NOTE (this "***First Amendment***") is made as of August 1, 2007 by and between JDCO, Inc. a California corporation, with a business address at 2121 Second Street, Suite C105, Davis, CA 95618 ("Seller") and Java Nevada, LLC a Nevada limited liability company, with a business address at 985 White Drive Ste 100, Las Vegas, Nevada 89119 ("Buyer").

RECITALS:

WHEREAS, pursuant to that certain Asset Purchase Agreement between Seller and Buyer, dated August 1, 2007 (the "***Asset Purchase Agreement***"), Seller sold to Buyer all right, title and interest in and to the Nevada Business and the Assets;

WHEREAS, in connection with the Asset Purchase Agreement, Buyer issued the Promissory Note to the Seller; and

WHEREAS, the parties desire to modify certain provisions of the Asset Purchase Agreement and Promissory Note as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the parties agree as follows:

1. Definitions. All capitalized terms used herein without definition shall have the meanings given to such terms in the Asset Purchase Agreement and the Promissory Note, as applicable.

2. Amendments to Asset Purchase Agreement.

(a) Section 1.3 of the Asset Purchase Agreement is hereby amended and restated in its entirety by the following:

"1.3. Permitted Liens. Seller shall convey title to the Assets to Buyer free and clear of all liens, security interests, and encumbrances of any kind or nature, other than those liens, security interests, and encumbrances listed on Schedule 5 to this Agreement (the "Permitted Liens"). Seller and Buyer hereby agree that with respect to the equipment leases set forth on Schedule 5 (the "Equipment Leases") (x) only the Assets used in or related to the Nevada Business covered by such Equipment Leases shall be transferred to the Buyer in accordance with the terms of such Equipment Leases, as amended; (y) the Seller shall remain obligated to make any and all payments under the Equipment Leases from and after the date of Closing until such time as the Seller's obligations under such Equipment Leases are fully paid and satisfied; and (z) if the Seller defaults under any of its payment obligations under such Equipment Leases, the Buyer shall (i) be entitled to cure such default on behalf of the

Seller and (ii) deduct, on a dollar for dollar basis, the full amount that Buyer paid to the lessor under such Equipment Lease on behalf of the Seller from any and all amounts owed to the Seller by the Buyer under the Promissory Note. **[Seller shall pay off all of its payment obligations under the Equipment Leases on or prior to the Maturity Date of the Promissory Note.]**"

(b) Schedule 5 to the Asset Purchase Agreement is hereby amended and restated in its entirety in the form of Exhibit A hereto.

(c) Section 9(g) is hereby added to the Asset Purchase Agreement as follows:

"(g) The Seller shall have entered into any and all amendments to the Equipment Leases as necessary to allow Seller to transfer to the Buyer the Assets of the Nevada Business subject to such Equipment Leases."

3. Amendment to Promissory Note. Section 4(h) is hereby added to the Promissory Note as follows:

"(h) Buyer shall be entitled to offset on a dollar for dollar basis any amounts in pays on Seller's behalf with respect to the Equipment Leases against any amounts due to Seller under the terms of this Note."

4. Representations and Warranties. Buyer and Seller hereby reaffirm all covenants, representations, and warranties made in the Asset Purchase Agreement and the Promissory Note to the extent the same are not amended hereby.

5. Reference to and Effect Upon Asset Purchase Agreement. Each reference in the Asset Purchase Agreement to "this Agreement," "hereunder," "hereof," or words of like import shall hereafter mean and be a reference to the Asset Purchase Agreement, as amended hereby and from time to time. Each reference in the Promissory Note to "this Note," "hereunder," "hereof," or words of like import shall hereafter mean and be a reference to the Promissory Note, as amended hereby and from time to time. Except as specifically amended hereby, the Asset Purchase Agreement, the Promissory Note, any other agreement delivered by the parties hereto in connection with the Asset Purchase Agreement (the "***Ancillary Documents***"), and each and every term and provision thereof shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery, and effectiveness of this First Amendment shall not operate as a waiver of any right, power, or remedy of the Seller or Buyer under the Asset Purchase Agreement, the Promissory Note, the Ancillary Documents or constitute a waiver of any provision of the Asset Purchase Agreement, the Promissory Note, or the Ancillary Documents.

5. Miscellaneous.

(a) Entire Agreement; Integration Clause. This First Amendment, the Asset Purchase Agreement, the Promissory Note, and the other Ancillary Documents set forth

the entire agreement and understanding of the parties hereto with respect to this transaction, and as such supersede any prior agreements, whether written or oral, regarding the matters described herein.

(b) No Oral Modification or Waivers. The terms herein may not be modified or waived orally, but only by an instrument in writing signed by the party against which enforcement of the modification or waiver (as the case may be) is sought.

(c) Governing Law. This First Amendment is governed by, and interpreted and construed in accordance with, the substantive internal laws of the State of Nevada (without regard to its conflicts of law principles).

(d) Headings. The headings of the paragraphs and sub-paragraphs of this First Amendment are inserted for convenience only and shall not be deemed to constitute a part of this First Amendment or the other Ancillary Documents.

(e) Severability. To the extent any provision herein violates any applicable law, that provision shall be considered void and the balance of this First Amendment shall remain unchanged and in full force and effect.

(f) Counterparts. This First Amendment may be executed in as many counterpart copies as may be required. It shall not be necessary that the signature of, or on behalf of, each party appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this First Amendment to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties.

[Signatures appear on following page]

IN WITNESS WHEREOF, the undersigned have executed and delivered this First Amendment as of the date first above written.

BUYER:

JAVA NEVADA LLC

By: J Dapper
Its: Manager

SELLER:

JDCO, INC.

By: CEO
Its: Michael Bruninger

RESTI\598904.1

EXHIBIT A

AMENDED AND RESTATED SCHEDULE 5 TO ASSET PURCHASE AGREEMENT

[Java Detour to list all liens, encumbrances, etc. on the Assets – including each of the equipment leases covering Assets of the Nevada Business being transferred to Buyer.]